Exhibit 99(d)

GUGGENHEIM

GCIF 2021 Order Form

For Prospectus Dated MONTH DAY, 2020

1. INVESTMENT

For custodial held accounts:
If funding the custodial account, checks should be made payable to the custodian and sent, with a completed copy of the order form, directly to the custodian for further processing.

For all other investments, either:
(a) Attach a check—Make check payable to: UMB Bank, N.A., as Escrow Agent for Guggenheim Credit Income Fund 2021. Cash, cashier's checks/official bank checks in bearer form, foreign checks, money orders, third party checks, and/or traveler's checks will not be accepted. Or

(b) Wire funds—Bank Name: UMB Bank, N.A.

Bank Address: 1010 Grand Blvd
Kansas City, MO 64106
ABA Number: 101000695
Account Number: XXXXXXXXXXX
Account Name: UMB Bank Escrow Agent for GCIF 2021

FFC: [Investor Name]

(a) This is an (check one):

- ❑ Initial Investment (Minimum $2,000 or $2,500 for NY non-IRA investments)
- ❑ Additional Investment

(b) Amount of Investment: $____________________

(c) Payment will be made with:

- ❑ Enclosed check
- ❑ Funds wired
- ❑ Funds to follow

(d) Purchase Type:

- ❑ Public Offering Price (BRK 9201)
- ❑ Net of Selling Commission (FRNT 9203)*
- ❑ Registered Investment Advisor (ADV 9202)

* Not all advisors are eligible. To confirm eligibility call or email your broker/dealer or Guggenheim Investor Services at 888 667 4937.

SAMPLE

2. INVESTOR INFORMATION

In order to meet their obligations under Federal law, a Broker/Dealer or Investment Advisor can obtain, verify and record information that identifies each investor who opens an account. Name(s) and address will be recorded exactly as printed. Please print name(s) in which shares are to be registered.

A residential address must be provided. No P.O. Boxes.

Name of Investor or Trustee:	Social Security Number/TIN:	Date of Birth:
Name of Joint Investor or Trustee (if applicable):	Social Security Number/TIN:	Date of Birth:

Residential Address:

City:	State:	ZIP:

Home Phone:	Alternate Phone:

Investors enrolled in electronic delivery may request paper copies of any document delivered electronically.

GO PAPERLESS: By providing your email address below, you consent to receiving your correspondence and documents relating to your Guggenheim Credit Income Fund investment(s) at the e-mail address provided. You may request paper copies of any document delivered electronically. You may revoke this consent at any time by calling 833.484.4364, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.

Email Address:

Investor's Account Number with Broker/Dealer (if any) ____________________

- ❑ Check this box if you are a resident alien
- ❑ Check this box if you are a nonresident alien (Form W-8BEN required)
- ❑ Check this box if you are subject to withholding

Exemption payee code (if any)____________________

Exemption from FATCA reporting code (if any)____________________

Mail original form to: GCIF 2021 · c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: P.O. Box 219383, Kansas City, MO 64121-9383 · Overnight Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407

MONTH DAY, 2020 | 1

3. FORM OF OWNERSHIP

Important: Please choose one option, either within the "Non-Qualified Account" section, or within the "Qualified Account" section.

For Transfer on Death: Requires Transfer on Death form

For Entity Ownership: Please ensure supplemental documents are enclosed with your order form as indicated below the applicable entity type.

NON-QUALIFIED ACCOUNT

☐ Individual
☐ Transfer on Death

☐ Joint Tenants with Right of Survivorship
☐ Transfer on Death
Both investors must sign and initial in Section 6

☐ Uniform Gift to Minors Act or the Uniform Transfers to Minors Act/State of ______

Custodian signature required in Section 6

☐ Community Property
All parties must sign and initial in Section 6

☐ Tenants in Common
All parties must sign and initial in Section 6

☐ Other ______
Please specify

Trust Ownership

Trust or Grantor must sign and initial in Section 6. Include a copy of the title and signature pages of the trust instrument

☐ Taxable Trust ☐ Tax-Exempt Trust Name of Trust ______

Tax ID #______ Trust or Grantor ______

Entity Ownership

Name of (Retirement Plan, Corporation, Partnership, Other) Entity ______

Tax ID #______ Date Established ______

☐ Pension or Profit Sharing Plan ☐ Taxable ☐ Exempt Under §501A
Authorized signature required in Section 6. Trusteed plans should include a copy of the plan documents showing the name of Plan, name of Trustee(s) and signature of Trustee(s)

☐ Corporation ☐ S-Corp ☐ C-Corp (will default to S-Corp if not checked)
Authorized signature required in Section 6. Include an appropriate corporate resolution or secretary's certificate indicating the names and signatures of the authorized signatories

☐ Partnership
Authorized signature required in Section 6. Include a copy of the partnership agreement indicating the names and signatures of the authorized signatories

☐ Non-Profit Organization ☐ Other ______
Please specify

QUALIFIED ACCOUNT

☐ Traditional IRA ☐ ROTH IRA ☐ SEP IRA ☐ Rollover IRA ☐ Beneficial IRA—Decendent Name ______

SAMPLE

4. CUSTODIAN INFORMATION

For Accounts with Custodian: Send ALL paperwork to the custodian.

Make check payable to custodian if funding custodial account.

Custodial signature and medallion signature guarantee is required in section 7.

Custodian Name:	Custodian Tax ID #:
Mailing Address:	Custodian Account #:
City/State/ZIP	Custodian Phone #:

5. DISTRIBUTION PAYMENT OPTIONS

Distribution payee will default to option (a) if no selection is made.

Cash distributions for custodian and brokerage accounts will be sent to the custodian of record unless the investor participates in the Distribution Reinvestment Plan ("DRIP").

Distribution Reinvestment: Investor agrees to notify GCIF 2021 and its Broker/Dealer or Investment Advisor if, at any time, it no longer meets the suitability standards as outlined in the prospectus and any supplements thereto.

(a) ☐ Mail to Investor Address shown in Section 2 (FOR NON-CUSTODIAL ACCOUNTS)
☐ Pay to Custodial Account (FOR ACCOUNTS WITH CUSTODIAN)

(b) ☐ Reinvest distributions pursuant to the DRIP. **Arkansas and New Jersey residents** must initial for reinvest distributions ______
The investor elects to invest distributions in additional shares of the Company pursuant to the terms of the DRIP as described in the prospectus, as supplemented.

(c) ☐ Distributions directed to: ☐ Via Electronic Deposit (ACH*—Complete information below)
☐ Checking—Attach voided check ☐ Savings

Bank, Brokerage Firm or Person:______

Mailing Address: ______ City/State/ZIP: ______

Account #:______ Bank ABA # (FOR ACH ONLY):______

I authorized UMB Bank to deposit variable entries to my checking, savings or brokerage account. This authority will remain in effect until I notify DST Systems, Inc., the transfer agent for GCIF 2021, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation. In the event that UMB Bank deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous debit.

Mail original form to: GCIF 2021 · c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: P.O. Box 219383, Kansas City, MO 64121-9383 · Overnight Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407

MONTH DAY, 2020 | 2

6. SIGNATURE OF INVESTOR(S)

Please separately initial each of the applicable representations.

Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf.

An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor.

Please review the "Suitability Standards" section of the prospectus to review any additional suitability requirements imposed by the investor's primary state of residence.

Original initials and signatures are required to complete purchase, unless Section 10, Electronic Signature Consent is also completed.

Investors in the states listed in this Item 6 must meet the additional suitability requirement imposed by their primary state of residence as set forth in the prospectus under "Suitability Standards" and must initial the applicable state representations.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Investor Initials	Joint Investor Initials	
		I acknowledge receipt of a final Prospectus, whether over the internet, a paper copy, or any other delivery method, prior to investor signature below.
		I hereby certify that I have (a) a net worth (exclusive of home, furnishing and automobiles) of at least $250,000 or more, or; (b) a net worth (as described above) of at least $70,000 and a minimum of $70,000 annual gross income, and meet the additional suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards."
		I am purchasing the shares for my own account or in a fiduciary capacity.
		I acknowledge that the shares are not liquid.
		For Alabama residents only: I acknowledge that I have a liquid net worth of at least ten times my investment in GCIF 2021 and its affiliated programs.
		For California residents only: I acknowledge that I must have either (i) a minimum net worth of at least $250,000 and a minimum annual gross income of at least $65,000 or (ii) a minimum net worth of $500,000. My investment in this offering may not be more than 10% of my liquid net worth. "Liquid net worth" is defined as net worth excluding the value of my home, home furnishings, and automobiles.
		For Idaho residents only: I acknowledge that I must have either (i) a minimum net worth of at least $85,000 and a minimum annual gross income of at least $85,000, or (ii) a minimum net worth of $300,000. In addition, my total investments in this offering does not exceed 10% of my net worth.
		For Iowa residents only: I acknowledge that I must have either (i) a minimum annual gross income of at least $100,000 and a minimum net worth of at least $100,000, or (ii) a minimum net worth of $350,000. (Net worth is determined exclusive of home, auto and home furnishings.) In addition, I either am an "accredited investor," as defined in 17 C.F.R. § 230.501, or I must limit my aggregate investment in this offering and in the securities of other non-publicly traded business development companies to 10% of my liquid net worth. "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
		For Kansas residents only: I acknowledge that the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-exchange listed business development companies. "Liquid net worth" is defined as the portion of net worth that consists of cash and cash equivalents and readily marketable securities.
		For Kentucky residents only: I acknowledge that I must have either (i) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, or (ii) a minimum net worth of $250,000. In addition, my investment in GCIF 2021 Shares or the shares of GCIF 2021's affiliated, non-publicly traded business development companies may not exceed ten percent (10%) of my liquid net worth. "Liquid net worth" shall be defined as that portion of a person's net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
		For Maine residents only: I acknowledge that the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consist of cash, cash equivalents, and readily marketable securities.
		For Massachusetts residents only: I acknowledge that my aggregate investment in this offering and in other illiquid direct participation programs (including real estate investment trusts, other BDCs, oil and gas programs, equipment leasing programs, and commodity pools) may not exceed ten percent (10%) of my liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
		For Nebraska residents only: I acknowledge that I must have either (a) a gross annual income of at least $70,000 and a net worth of at least $70,000 or (b) a net worth of at least $250,000 (exclusive of home, home furnishing and automobiles). I must also limit my investments in GCIF 2021 Shares and in the securities of other non-traded business development companies to a maximum of 10% of my net worth.
		For New Jersey residents only: I acknowledge that I must have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. In addition, my investment in GCIF 2021, GCIF 2021's affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, BDCs, oil and gas programs, equipment leasing programs, and commodity pools, but excluding private offerings that are exempt from registration) may not exceed ten percent (10%) of my liquid net worth. New Jersey investors are advised that the Common Shares may be subject to an upfront selling commissions and/or dealer manager fees of up to 5%, which will reduce the amount of the purchase price that is available for investment and which will cause the per share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with NASD Rule 2340 (c)(1)(A) relating to net investment valuation guidelines). New Jersey investors are also advised that the Advisor to GCIF 2021 may pay the Dealer Manager an annualized fee ("Additional Selling Commissions") equal to no more than 1.0% of the Company's then-current net asset value, payable quarterly, and that the Dealer-Manager will re-allow all of the Additional Selling Commissions to participating selected dealers.

SAMPLE

Mail original form to: GCIF 2021 · c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: P.O. Box 219383, Kansas City, MO 64121-9383 · Overnight Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407

MONTH DAY, 2020 | 3

Please separately initial each of the applicable representations.

Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf.

An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor.

Please review the "Suitability Standards" section of the prospectus to review any additional suitability requirements imposed by the investor's primary state of residence.

Original initials and signatures are required to complete purchase, unless Section 10, Electronic Consent, is also completed.

Investors in the states listed in this Item 6 must meet the additional suitability requirement imposed by their primary state of residence as set forth in the prospectus under "Suitability Standards" and must initial the applicable state representations.

Investor Initials	Joint Investor Initials	
		For New Mexico residents only: I acknowledge that I may not invest more than 10% of my liquid net worth in GCIF 2021, GCIF 2021's affiliates, and other non-traded BDCs. "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
		For North Dakota residents only: I represent that, in addition to the stated net income and net worth standards, I have a net worth of at least ten times my investment in GCIF 2021.
		For Ohio residents only: I acknowledge that I may not invest more than ten percent (10%) of my liquid net worth in GCIF 2021, GCIF 2021's affiliates, and other non-traded BDCs. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
		For Oklahoma residents only: I acknowledge that I have either (a) a minimum net worth of at least $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $250,000. In addition, my investment in this offering may not exceed ten percent (10%) of my net worth. For these purposes, "net worth" is exclusive of an investor's home, home furnishings, and automobiles.
		For Oregon residents only: I acknowledge that I may not invest more than 10% of my liquid net worth in GCIF 2021 and GCIF 2021's affiliates. "Liquid net worth" is defined as net worth excluding the value of the investor's home, home furnishings and automobiles."
		For Puerto Rico residents only: I acknowledge that I may not invest more than 10% of my liquid net worth in GCIF 2021, GCIF 2021's affiliates, and other non-traded programs. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
		For Tennessee residents only: I acknowledge that I either am an "accredited investor" as defined in 17 C.F.R. § 230.501 or I may not invest more than 10% of my liquid net worth (exclusive of home, home furnishings, and automobiles) in GCIF 2021.
		For Texas residents only: I acknowledge that I have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $100,000, or (ii) a minimum liquid net worth of $250,000. For this purpose, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.
		For Vermont residents only: I acknowledge that I am either an "accredited investor" as defined in 17 C.F.R. § 230.501 or I may not purchase an amount of Shares in this offering that exceeds 10% of my liquid net worth. For this purpose, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

SAMPLE

The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 2 or Item 3 on this Order Form is the investor's correct Taxpayer Identification Number (or he/she is waiting for a number to be issued to him/her); (ii) the investor is not subject to backup withholding either because the investor has not been notified by the Internal Revenue Service ("IRS") that he/she is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him/her that he/she is no longer subject to backup withholding; (iii) the investor is a U.S. citizen or other U.S. person; and (iv) the FATCA code(s) entered on this form (if any) indicating that the investor is exempt from FATCA reporting are correct. [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 2 ABOVE HAS BEEN CHECKED]. For the applicable definition of a U.S. person, see http://www.irs.gov/pub/irs-pdf/fw9.pdf. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTICE TO INVESTORS: Any person selling shares on behalf of GCIF 2021 may not complete a sale of shares to an investor until at least five (5) business days after the date an investor receives a final prospectus. The sale of shares pursuant to this order form will not be effective until GCIF 2021 has issued written confirmation of purchase to the investor.

By signing below, it is also acknowledged that:

- An investment in the shares of the Company is not suitable for you if you might need access to the money you invest in the foreseeable future.
- You will not have access to the money you invest for an indefinite period of time.
- You should not expect to be able to sell your shares regardless of how the Company performs.
- Because you will be unable to sell your shares, you will be unable to reduce your exposure to any market downturn.
- The Company does not intend to list the shares on any securities exchange during or for a significant time after the offering period, and it does not expect a secondary market in the shares to develop.
- The Company has implemented a share repurchase program, but only a limited number of shares are eligible for repurchase.
- The Company's distributions may not be based on its investment performance, but may be supported by the Company's Advisor in the form of operating expense support payments. The Company will be obligated to repay its Advisor and these repayments will reduce the future distributions that you should otherwise receive from your investment.
- By providing your email address in the Go Paperless section of this document and also signing below, you consent to receiving your correspondence and documents relating to your Guggenheim Credit Income Fund investment(s) at the e-mail address provided. You may request paper copies of any document delivered electronically and may revoke this consent at any time.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Investor Signature(s):

Signature of Investor/Trustee:		Date	
Signature of Joint Investor/Trustee (if applicable):		Date	

Mail original form to: GCIF 2021 · c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: P.O. Box 219383, Kansas City, MO 64121-9383 · Overnight Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407

MONTH DAY, 2020 | 4

7. CUSTODIAN SIGNATURE Only complete for Custodial Investments. Custodian Signature (if applicable): For Non-Custodial Investments, proceed to Section 8. Signature of Custodian: Date Ensure custodian information has been completed in Section 4. Custodian Medallion Signature Guarantee as Agent: 8. FINANCIAL REPRESENTATIVE INFORMATION Only one Representative Number/ID should be Financial Representative(s) Name(s): provided. Broker/Dealer or RIA Firm Name: Representative Number/ID: FINRA CRD Number (if applicable): Financial Representative Address: City: State: ZIP: Telephone Number: Email Address: The undersigned confirms by his/her signature that he/she (i) has reasonable grounds to believe that the information and representa- tions concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor prior to the date the investor signed this Order Form; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity and individual, acting within their capacity as authorized agent, registered financial intermediary, registered associate, financial advisor or investor representative, has performed functions required by federal and state securities laws, regulations and rules, and, where applicable, FINRA rules including, but not limited to Know Your Customer, Suitability and, based upon USA PATRIOT Act and its implementing regulations, has performed anti-money laundering and customer identification program functions with respect to the investor identified on this document. Financial Representative Signature(s): If joint representative ID entered above, only one Financial Representative financial representative must sign. Signature(s): Date Principal Signature SAMPLE(if applicable): Date Please complete this form and mail the original form, including all signatures and medallion signature guarantees, to: REGULAR MAIL: OVERNIGHT MAIL: Guggenheim Credit Income Fund 2021 Guggenheim Credit Income Fund 2021 c/o DST Systems, Inc. c/o DST Systems, Inc. P.O. Box 219383 430 W. 7th St., Suite 219383 Kansas City, MO 64121-9383 Kansas City, MO 64105-1407 Should you have any questions, please call DST Systems Investor Services at 833 484 4364. Mail original form to: GCIF 2021 • c/o DST Systems, Inc., as Agent for UMB Bank Regular Mail: P.O. Box 219383, Kansas City, MO 64121-9383 • Overnight Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407 MONTH DAY, 2020 | 5

9. BENEFICIAL OWNER INFORMATION Complete if there are Beneficial Owners. Equity Owner #1: Beneficial Owners are defined as anyone who directly or indirectly owns 25 percent or more of the equity interests of the legal entity. Residential Address: Social Security Number: Date of Birth: Percent of Ownership: Equity Owner #2: Residential Address: Social Security Number: Date of Birth: Percent of Ownership: Equity Owner #3: Residential Address: Social Security Number: Date of Birth: Percent of Ownership: Equity Owner #4: Residential Address: Social Security Number: Date of Birth: Percent of Ownership: SAMPLE Mail original form to: GCIF 2021 • c/o DST Systems, Inc., as Agent for UMB Bank Regular Mail: P.O. Box 219383, Kansas City, MO 64121-9383 • Overnight Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407 MONTH DAY, 2020 | 6

10. ELECTRONIC SIGNATURE CONSENT

Only complete when providing an electronic signature.

By signing below, you agree to provide an electronic signature on the Guggenheim Credit Income Fund Order Form. Your signature will be provided through the electronic signing platform owned and operated by DocuSign Inc. ("DocuSign"). We do not own DocuSign, and your use of the DocuSign platform is subject to the Terms of Use available at https://www.docusign.com/company/terms-and-conditions/web. Your use of an electronic signature will also be subject to the additional terms, if any, that are provided to you by your Broker/Dealer or Investment Advisor.

The use of an electronic signature when investing in Guggenheim Credit Income Fund is strictly voluntary. Your investment is not conditioned in any way on the use of an electronic signature. If you elect to use an electronic signature, you may at any time terminate that election as it relates to the execution of future documents by contacting us at GCIFOperations@guggenheimpartners.com.

By signing below you are confirming that (i) you have read and understand this consent; (ii) your use of an electronic signature on any document will bind you in the same manner as a manually signed paper version of that document and; (iii) you will contact your Broker/Dealer or Investment Advisor if you have any questions regarding your electronic signature.

Signature of Investor/Trustee:		Date	
Signature of Joint Investor/Trustee (if applicable):		Date	

The below-identified entity and/or individual, acting within their capacity as authorized agent, registered financial intermediary, registered associate, financial advisor or investor representative ("Financial Representative") hereby confirms that it has adopted policies and procedures pursuant to which clients may execute and deliver this Order Form and related documents by Electronic Signature using the DocuSign platform. For purposes of this Agreement, the term "Electronic Signature" is defined by the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, as adopted by the relevant jurisdiction(s) where Adviser is licensed, and applicable rules, regulations and/or guidance issued by the SEC (collectively, the "Electronic Signature Law").

With respect to each client that uses an Electronic Signature, Financial Representative represents that (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Order Form or other document to which such Electronic Signature is affixed; (iii) the use of an Electronic Signature will be at the client's option and it may be terminated by the client at any time; (iv) an investment in Guggenheim Credit Income Fund will not be conditioned on the use of an Electronic Signature; (v) the Financial Representative's policies and procedures that cover the use of Electronic Signatures are designed to achieve compliance with the Electronic Signature Law; and (vi) the Financial Representative shall comply with its Electronic Signature policies and procedures and with the terms of use established by DocuSign for its electronic signature platform.

Financial Representative Signature:		Date	

SAMPLE

GCIF-FORM-ORDER2021-XXXX

Mail original form to: GCIF 2021 · c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: P.O. Box 219383, Kansas City, MO 64121-9383 · Overnight Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407

MONTH DAY, 2020 | 7